UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 12, 2022
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 12, 2022, the Board of Directors of Nordstrom, Inc. (the “Company”) approved the amendment and restatement of the Bylaws of the Company (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws are effective as of February 12, 2022.
The principal revisions in the Amended and Restated Bylaws include (i) additional disclosure and procedural requirements for shareholders to request a special meeting of the shareholders or to submit nominations or shareholder proposals, (ii) modifications with respect to the conduct of shareholder meetings and the mechanisms for setting their date, time, and place, and (iii) procedures that may be followed in the event that an emergency occurs during which a quorum of the Board of Directors or a committee thereof cannot be readily convened.
The foregoing summary does not purport to be complete and is qualified in its entirety by the text of Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.
ITEM 9.01 Financial Statements and Exhibits

3.1	Bylaws, as amended and restated on February 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: February 15, 2022